Exhibit 99.1

ENDEAVOR ANNOUNCES COMPLETION OF ACQUISITION BY SILVER LAKE

Underscores continued commitment to growing category-leading representation businesses focused on talent, intellectual property, and brands

Extends and expands value creation for clients and partners following largest ever take-private investment in the media and entertainment sector

BEVERLY HILLS and MENLO PARK (March 24, 2025) – Endeavor Group Holdings, Inc. (“Endeavor” or the “Company”), a global sports and entertainment company, today announced the completion of its acquisition by Silver Lake, the global leader in technology investing, in partnership with the Endeavor management team and additional investors.

Silver Lake and its co-investors have acquired 100% of the outstanding shares in Endeavor they did not already own, other than rolled interests. With the completion of the transaction, Endeavor stockholders are entitled to receive $27.50 in cash for each share of Endeavor Class A common stock they owned as of the closing (other than with respect to certain rollover shares, which remain outstanding). The $27.50 per share price represents a 55% premium in cash to the unaffected share price of $17.72 per share at market close on October 25, 2023, the last trading day prior to Endeavor’s announcement of its review of strategic alternatives, and a 39% premium to Endeavor’s unaffected 30-day VWAP. Endeavor’s Class A common stock will cease trading, and the Company will no longer be listed on the New York Stock Exchange.

The now privately held Endeavor Group Holdings, Inc. retains its controlling ownership stake in TKO Group Holdings, Inc. (NYSE: TKO), one of the largest publicly traded sports and entertainment companies, fueled by businesses including UFC and WWE. Silver Lake believes that when consolidating all of TKO’s value into Endeavor, the combined total enterprise value of $25 billion at $27.50 per share makes this the largest private equity sponsor public-to-private investment transaction in over a decade, and the largest ever in the media and entertainment sector.

The portfolio of representation businesses owned by Endeavor Group Holdings, Inc. will now be called WME Group. WME Group comprises category leaders focused on representing talent, intellectual property, and brands, including:

•

WME, the preeminent talent agency with more than 125 years of experience enabling artists, athletes, and brands to grow their businesses, leverage the full potential of their intellectual property, and bring projects to life that define the cultural landscape. WME’s expertise spans books, comedy, digital media, fashion, film, food, music, sports, television, theater, and more.

•	160over90, the award-winning global marketing agency that connects blue-chip brands to culture through impactful partnerships, activations, and experiences.

•

IMG Licensing, the global leader in brand licensing, managing licensing programs that ensure the world’s best-known brands, media franchises, events, and talent maximize the potential of their intellectual property.

•

Pantheon Media Group, the Emmy® Award-winning nonscripted powerhouse that includes nearly 20 top production labels that deliver groundbreaking content across live events, factual entertainment, premium documentaries, true crime, sports, and more.

Egon Durban, Co-CEO and Managing Partner of Silver Lake, said: “This remarkable moment—and the even more exciting future it launches—is thanks first and foremost to Ari Emanuel and Patrick Whitesell, and to the relentless and ambitious strategic vision they have shared for more than twenty years to build Endeavor into a global powerhouse across talent, brands, and IP spanning entertainment, media, and sports. Silver Lake is proud and honored to be their partners since 2012 as they have continued to build the company. Over this period, revenue has grown by twentyfold. Silver Lake has previously invested on six separate occasions to support Endeavor and now, with this latest investment, it is the single largest position in our global portfolio.”

Durban continued: “Silver Lake has never sold a share, instead increasing our stake as we remain highly excited about the long-term growth outlook for the company. Mark Shapiro is an impressive, hard charging, creative, and determined leader who is driving and orchestrating massive value creation. We look forward to continuing our work and partnership with him and the rest of the management team—including Richard Weitz and Christian Muirhead at WME Group and Dana White, Andrew Schleimer, and the collective TKO leadership—all of whom are industry best. We are grateful for all of the clients and partners these businesses are laser focused on serving, as well as for the anchor investors who have joined us in this transaction.”

Mark Shapiro, now President and Managing Partner, WME Group, said: “Our ability to deliver landmark partnerships, career-defining business opportunities, and enduring cultural moments is amplified by this transaction and the formation of WME Group. The Silver Lake team has proven time and again that they are all-in on representation and content, and our clients, partners, and employees will thrive under our new structure.”

Ariel Emanuel, now Executive Chairman of WME Group, said: “I am grateful to Egon and the team at Silver Lake for the trust they have placed in me as a founder and entrepreneur. Together, we have created and enhanced a foundation unlike any other to accelerate value creation for clients and partners across WME Group and TKO, which I am excited to continue to build and grow.”

Patrick Whitesell will become the CEO and Founder of a new platform in partnership with Silver Lake to invest in and scale properties and IP across sports, media, and entertainment.

Whitesell said: “Everything we built at Endeavor would not have been possible without the partnership of Egon and the entire Silver Lake team. Our industry is in the very early stages of generational transformation. I have never seen a more promising time for bold and ambitious entrepreneurs, creatives, and athletes.”

Durban concluded: “Silver Lake is enormously pleased and energized to partner and invest with Patrick in support of his new platform.”

The equity financing for the Endeavor take private transaction includes a combination of new and reinvested equity from Silver Lake; additional capital from Mubadala Investment Company, DFO Management, LLC (the family investment office of Dell Technologies Founder, Chairman, and CEO Michael Dell and his family), Lexington Partners, funds managed by Goldman Sachs Asset Management and CPP Investments; and equity rolled over by individuals including Emanuel, Whitesell, and Shapiro.

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About Silver Lake

Silver Lake is a global technology investment firm, with approximately $104 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe and Asia. Silver Lake’s portfolio companies collectively generate nearly $252 billion of revenue annually and employ approximately 433,000 people globally.

About WME Group

WME Group is a global network of businesses that represent the world’s leading talent, intellectual property and brands. WME Group comprises preeminent talent agency WME, global marketing agency 160over90, brand licensing agency IMG Licensing, and nonscripted content business Pantheon Media Group.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company. TKO owns iconic properties including UFC, the world’s premier mixed martial arts organization; WWE, the global leader in sports entertainment; and PBR, the world’s premier bull riding organization. Together, these properties reach 210 countries and territories and organize more than 500 live events year-round, attracting more than three million fans. TKO also services and partners with major sports rights holders through IMG, an industry-leading global sports marketing agency; and On Location, a global leader in premium experiential hospitality.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the business strategy and management of WME Group. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including but not limited to important factors discussed in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Silver Lake

Media: mediainquiries@silverlake.com

Endeavor

Media: press@endeavorco.com

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